UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

Orbital Infrastructure Group, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-29923	84-1463284
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5444 Westheimer Road, Suite 1650 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 467-1420

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OIG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On August 23, 2023 (the “Petition Date”), Orbital Infrastructure Group, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Company Parties”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Company Parties filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re: Orbital Infrastructure Group, Inc., et al.,” which was granted on August 24, 2023. Two of the Company’s subsidiaries, Front Line Power Construction LLC (“Front Line”) and Gibson Technical Services, Inc. (“GTS”), were not included in the Chapter 11 filing.

The Company Parties will continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the U.S. Bankruptcy Code (the “Bankruptcy Code”) and orders of the Bankruptcy Court. To facilitate the Company Parties’ transition into Chapter 11, the Company Parties filed motions with the Bankruptcy Court seeking authority to, among other things, make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits for certain employees that are essential to the Company Parties’ efforts while in Chapter 11. In addition, the Company Parties filed with the Bankruptcy Court a motion seeking approval of two superpriority senior secured debtor-in-possession (“DIP”) financing credit agreements to provide up to $15.0 million of incremental liquidity following the Petition Date.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the Company Parties’ obligations under the following debt instruments (the “Debt Instruments”):

●
Term Loan pursuant to that certain Credit Agreement, dated as of November 17, 2021, by and among Front Line, as borrower, the Company, as parent, and certain subsidiaries, as guarantors, and Alter Domus (US) LLC, as administrative agent and collateral agent, and the various lenders from time to time party thereto, in an original principal amount of $105.0 million.

●
Amended and Restated Secured Promissory Note (“Johnson Note”), dated May 26, 2023, issued by the Company in favor of Kurt A. Johnson (“Johnson”), in an original principal amount of approximately $33.9 million. The Johnson Note amended and restated those certain prior unsecured promissory notes dated November 17, 2021, issued by the Company in favor of Johnson.

●
Secured Intercompany Note (“Intercompany Note”), dated as of November 7, 2022, issued by the Company to Front Line, in an original principal amount of $9.5 million. The Intercompany Note replaced that certain Unsecured Intercompany Note dated as of November 17. 2021.

●	Amended and Restated Unsecured Promissory Note, dated November 17, 2021, issued by the Company to Tidal Power Group LLC, in an original principal amount of approximately $43.8 million.
●	Unsecured Promissory Note, dated November 28, 2022, issued by GTS to Truist Bank, in an original principal amount of $4.0 million
●
Unsecured Promissory Note (“HCT Note”) dated April 5, 2023, executed by Orbital Solar Services, LLC (“OSS”) in favor of HC Tradesman Staffing, in an original principal amount of approximately $1.9 million.

●	Secured Promissory Note, dated December 9, 2022, issued by the Company to Streeterville Capital LLC (“Streeterville”), in an original principal amount of approximately $42.1 million.
●	Secured Promissory Note, dated February 24, 2023, issued by the Company to Streeterville, in an original principal amount of approximately $14.9 million.
●	Amended and Restated Secured Promissory Note, dated March 6, 2023, issued by the Company to Streeterville, in an original principal amount of approximately $20.9 million.
●	Promissory Note issued by the Company and OSS in connection with a settlement to Jingoli Power, LLC in April 2023 in the amount of $34 million.

The Debt Instruments provide that, as of the filing of the Chapter 11 Cases, the unpaid principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed upon the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement prescribed in the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01         Regulation FD Disclosure.

Press Release

On August 23, 2023, the Company issued a press release in connection with the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Nasdaq Delisting Notice

The Company expects to receive a notice from The Nasdaq Stock Market (“Nasdaq”) that the Common Stock, $0.001 par value per share, of the Company (the “Common Stock”) no longer meets the eligibility requirements necessary for listing pursuant to Nasdaq Listing Rule 5110(b) as a result of the Chapter 11 Cases. If the Company receives such notice, the Company does not intend to appeal Nasdaq’s determination and, therefore, it is expected that its Common Stock will be delisted. The delisting of the Common Stock would not affect the Company’s post-petition status and does not presently change its reporting requirements under the rules of the Securities and Exchange Commission.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company Parties’ claim agent, Donlin, Recano & Company, Inc. (“DRC”), at https://www.donlinrecano.com/Clients/oig/Index or by contacting DRC at 1-866-853-1834 (Toll Free), +1-212-771-1128 (International) or by e-mail at oiginfo@drc.equiniti.com. The documents and other information available via such website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

The information furnished in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Safe Harbor for Forward-Looking Statements

This Form 8-K and the related exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. These forward- looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the Company’s actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Factors and uncertainties that may cause the Company’s actual outcomes and results to differ from those expressed in or contemplated by forward-looking statements include, but are not limited to: risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 process; the Company’s plans to sell certain assets pursuant to Chapter 11 of the U.S. Bankruptcy Code, the outcome and timing of such sale, and the Company’s ability to satisfy closing and other conditions to such sale; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s wind down, on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP credit agreements and other financing arrangements; objections to the Company’s wind down process, the DIP credit agreements, or other pleadings filed that could protract Chapter 11; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale and risks associated with third-party motions in Chapter 11; the timing or amount of any distributions, if any, to the Company’s stakeholders; expectations regarding future performance of assets expected to be sold in the bankruptcy process; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; expectations regarding financial performance, strategic and operational plans, and other related matters; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. Any forward-looking statement speaks only as of the date of this Form 8-K. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Orbital Infrastructure Group, Inc. Press Release, issued August 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 24, 2023

Orbital Infrastructure Group, Inc.

		By:	/s/ James F. O’Neil
Name: James F. O’Neil
Title: Chief Executive Officer